Exhibit 32

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Symbion, Inc. (“the Company”) for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), Richard E. Francis, Jr., as Chief Executive Officer of the Company, and Teresa F. Sparks, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:

1.                     The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2008	/s/ RICHARD E. FRANCIS, JR.
Richard E. Francis, Jr.
Chairman of the Board and Chief Executive Officer

Date: November 13, 2008	/s/ TERESA F. SPARKS
Teresa F. Sparks
Senior Vice President of Financial and Chief Financial Officer